Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2/A Amendment No. 2 (No. 333-144200) of our report dated April 2, 2007, relating to the consolidated financial statements of HC Innovations, Inc. and Subsidiaries for the year ended December 31, 2006, which appears in such Registration Statement.


/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
October 12, 2007